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                                                                    EXHIBIT 3.12

                                    DELAWARE                      PAGE 1

                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "RADIO ONE OF ATLANTA, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "RADIO ONE OF ATLANTA, INC." TO "RADIO ONE OF ATLANTA, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9:01 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                                   /s/ Harriet Smith Windsor
                          [SEAL]   -----------------------------------------
                                   Harriet Smith Windsor, Secretary of State

2445781 8100V                        AUTHENTICATION: 1540736

010660255                                      DATE: 01-04-02

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   STATE OF DELAWARE
   SECRETARY Of STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 12/20/2001
   010660255 - 2445781

                                STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Radio One of Atlanta, Inc.

2.) The date the Certificate of Incorporation was filed on is October 21, 1994.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Atlanta Acquisition, Inc.

4.) The name of the limited liability company as set forth in the formation is Radio One of Atlanta, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001.

                                           Radio One of Atlanta, Inc.

                                           By: /s/ Linda J. Eckard Vilardo
                                               ---------------------------------
                                               AUTHORIZED OFFICER

                                           Name: LINDA J. ECKARD VILARDO
                                                 -----------------------
                                                       VICE PRESIDENT